UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Preliminary Information Statement

☒	Definitive Information Statement

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TuSimple Holdings Inc.

(Name of Registrant As Specified In Its Charter)

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NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE VOTING POWER OF OUR CAPITAL STOCK

THIS INFORMATION STATEMENT IS BEING PROVIDED

TO YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

GENERAL INFORMATION

This Notice and the accompanying Information Statement (“Information Statement”) are being furnished by TuSimple Holdings Inc., a Delaware corporation (the “Company,” “TuSimple,” “we,” “us” or “our”), to the holders of shares of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) to inform you that, on December 15, 2022, the Board of Directors of the Company (the “Board”) adopted resolutions of the Board to approve and recommend stockholder approval of an amendment (the “2021 Plan Amendment”) to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of Class A Common Stock (also referred to in the 2021 Plan and herein as “Common Shares”) reserved for issuance under the 2021 Plan by an additional 13,000,000 shares. Additionally, the 2021 Plan Amendment increases the automatic share increase provision in the event that the aggregate number of Common Shares that are available for issuance under the plan as of the last day of a fiscal year (commencing with the last day of the 2023 fiscal year) is less than five percent (5%) of the Company Capitalization (summarized below) as of such date (the “Automatic Trigger”), then on the first day of each fiscal year of the Company commencing with the fiscal year beginning on January 1, 2024 and continuing for each fiscal year thereafter for the duration of the plan (ending on and including the fiscal year commencing on January 1, 2031), the aggregate number of Common Shares that may be issued under the plan will automatically increase in an amount equal to the lesser of (i) five percent (5%) of the Company Capitalization on the last day of the immediately preceding fiscal year or (ii) such number of Common Shares as may be determined by the Board prior to the date of the automatic increase. The 2021 Plan Amendment further provides that in the event that the aggregate number of Common Shares that are available for issuance under the plan as of the last day of any such fiscal year is equal to or greater than five percent (5%) of the Company Capitalization as of such date and, as a result, the aggregate number of Common Shares available for issuance under the plan does not increase as of the first day of the following fiscal year in accordance with the Automatic Trigger, the Board retains the authority in its sole discretion to, prior to the date that such automatic increase would have occurred had the Automatic Trigger been attained, increase the aggregate number of Common Shares that may be issued under the plan in any such fiscal year (commencing with the fiscal year beginning on January 1, 2024 and continuing for each fiscal year thereafter for the duration of the plan (ending on and including the fiscal year commencing on January 1, 2031)) by up to five percent (5%) of the Company Capitalization on the last day of the immediately preceding fiscal year as if the Automatic Trigger had been attained in accordance with its terms. On December 16, 2022, Mo Chen, the beneficial holder (as determined in accordance with the rules and regulations of the SEC) of a majority of the voting power of the outstanding shares of capital stock of the Company (the “Majority Holder”), approved the 2021 Plan Amendment by written consent in lieu of a meeting (the “Written Consent”).

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. We are also furnishing the Information Statement to our stockholders in satisfaction of the notice requirement under Section 228 of the Delaware General Corporation Law (“DGCL”). Because the Written Consent of the Majority Holder satisfies all applicable stockholder voting requirements, the Board is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement carefully and in its entirety for a description of the action taken by the Company and the Majority Holder.

The 2021 Plan Amendment will not become effective before the date which is 20 days after the Information Statement is first mailed to our stockholders. The Information statement is being mailed on or about December 28, 2022.

This is not a notice of special meeting of stockholders and no stockholder meeting will be held to consider any matter described herein. We are not asking you for a consent or proxy and you are requested not to send us a consent or proxy.

Dated: December 28, 2022	By Order of the Board of Directors of TuSimple Holdings Inc.

/s/ Cheng Lu
Cheng Lu
Director and Chief Executive Officer

TUSIMPLE HOLDINGS INC.

9191 Towne Centre Drive Suite 600

San Diego, California 92122

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES

EXCHANGE ACT OF 1934, AS AMENDED

This Information Statement (the “Information Statement”) is being mailed on or about December 28, 2022 to the holders of record at the close of business on December 22, 2022 (the “Record Date”) of the shares of Class A Common Stock, par value $0.0001 per share, of TuSimple Holdings Inc., a Delaware corporation (the “Company,” “TuSimple,” “we,” “us” or “our”), in connection with an action taken by written consent (the “Written Consent”) of the record holders of a majority of the voting power of the outstanding shares of capital stock of the Company in lieu of a meeting to approve an amendment (the “2021 Plan Amendment”) to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) to (i) increase the number of shares of Class A Common Stock (also referred to in the 2021 Plan and herein as “Common Shares”) reserved for issuance under the 2021 Plan by an additional 13,000,000 shares. Additionally, the 2021 Plan Amendment increases the automatic share increase provision in the event that the aggregate number of Common Shares that are available for issuance under the plan as of the last day of a fiscal year (commencing with the last day of the 2023 fiscal year) is less than five percent (5%) of the Company Capitalization (summarized below) as of such date (the “Automatic Trigger”), then on the first day of each fiscal year of the Company commencing with the fiscal year beginning on January 1, 2024 and continuing for each fiscal year thereafter for the duration of the plan (ending on and including the fiscal year commencing on January 1, 2031), the aggregate number of Common Shares that may be issued under the plan will automatically increase in an amount equal to the lesser of (i) five percent (5%) of the Company Capitalization on the last day of the immediately preceding fiscal year or (ii) such number of Common Shares as may be determined by the Board prior to the date of the automatic increase. The 2021 Plan Amendment further provides that in the event that the aggregate number of Common Shares that are available for issuance under the plan as of the last day of any such fiscal year is equal to or greater than five percent (5%) of the Company Capitalization as of such date and, as a result, the aggregate number of Common Shares available for issuance under the plan does not increase as of the first day of the following fiscal year in accordance with the Automatic Trigger, the Board retains the authority in its sole discretion to, prior to the date that such automatic increase would have occurred had the Automatic Trigger been attained, increase the aggregate number of Common Shares that may be issued under the plan in any such fiscal year (commencing with the fiscal year beginning on January 1, 2024 and continuing for each fiscal year thereafter for the duration of the plan (ending on and including the fiscal year commencing on January 1, 2031)) by up to five percent (5%) of the Company Capitalization on the last day of the immediately preceding fiscal year as if the Automatic Trigger had been attained in accordance with its terms. The 2021 Plan Amendment is attached hereto as Appendix A.

No vote or other consent of our stockholders is solicited in connection with this Information Statement. We are not asking you for a proxy and you are requested not to send us a proxy.

On December 16, 2022, Mo Chen, the beneficial holder (as determined in accordance with the rules and regulations of the SEC) of approximately 59.0% of the voting power of the outstanding shares of capital stock of the Company (the “Majority Holder”), executed and delivered the Written Consent approving the 2021 Plan Amendment. Because the action was approved by the written consent of stockholders holding a majority of the voting power of the outstanding shares of capital stock of the Company, no proxies are being solicited with this Information Statement. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to advise stockholders of the action taken by the Written Consent.

Section 228 of the Delaware General Corporation Law (the “DGCL”) generally provides that any action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent thereto is signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Pursuant to Section 242 of the DGCL, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to effect the 2021 Plan Amendment. In order to eliminate the costs and management time involved in obtaining proxies and to effect the above action as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and received, written consent of the Majority Holder.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to our stockholders of record on the Record Date. The 2021 Plan Amendment will not become effective before the date which is 20 days after this Information Statement is first mailed to our stockholders. The 20-day period is expected to conclude on or about January 17, 2023.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Class A Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

The close of business on December 22, 2022 has been fixed as the Record Date for determining the identity of stockholders who are entitled to receive this Information Statement.

The Company has two classes of authorized capital stock: Class A Common Stock and Class B Common Stock. As of the Record Date, there were (i) 201,707,557 shares of Class A Common Stock outstanding and (ii) 24,000,000 shares of Class B Common Stock outstanding.

The holders of our Class A Common Stock have the right to one vote for each share of Class A Common Stock, and the holders of our Class B Common Stock have the right to ten votes for each share of Class B Common Stock.

Pursuant to Section 228 of the DGCL, unless otherwise provided in the Company’s Restated Certificate of Incorporation, any corporate action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members having a right to vote thereon were present and voted. The Majority Holder, who held in the aggregate approximately 59.0% of the voting power of the outstanding shares of capital stock of the Company, voted in favor of the 2021 Plan Amendment by executing the Written Consent in lieu of a meeting in accordance with our Amended and Restated Bylaws and the DGCL. The Written Consent is sufficient under the DGCL and our Amended and Restated Bylaws to approve and adopt the 2021 Plan Amendment described in this Information Statement. Consequently, no further stockholder action is required.

The DGCL does not provide for dissenter’s rights of appraisal with respect to the 2021 Plan Amendment nor have we provided for appraisal rights in our Certificate of Incorporation or Bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Class A Common Stock as of December 14, 2022, for:

•	each of our named executive officers;

•	each of our directors;

•	all of our executive officers and directors as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding Class A Common Stock or Class A Common Stock.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days and shares of Class A Common Stock underlying restricted stock units that may be settled within 60 days of December 14, 2022.

The percentage ownership columns in the table is based on 201,689,653 shares of our Class A Common Stock outstanding and 24,000,000 shares of our Class B Common Stock outstanding as of December 14, 2022. The holders of our Class A Common Stock have the right to one vote for each share of Class A Common Stock, and the holders of our Class B Common Stock have the right to ten votes for each share of Class B Common Stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all Class A Common Stock or Class B Common Stock that they beneficially own, subject to applicable community property laws.

Unless otherwise indicated, the business address of each beneficial owner listed in the table below is 9191 Towne Centre Drive, Suite 600, San Diego, CA 92122.

Name of Beneficial Owner	Number of Shares of Class A Common Stock	%	Number of Shares of Class B Common Stock	%	% of Total Voting Power
Named Executive Officers and Directors:
Xiaodi Hou(1)	13,592,314	12.0%	12,000,000	50%	30.2%
Mo Chen(2)	19,734,628	19.4%	24,000,000	100%	58.8%
Cheng Lu(3)	2,619,578	1.3%	—	—	*
Wendy Hayes	—	—	—	—	—
James Lu	—	—	—	—	—
Michael Mosier	—	—	—	—	—
Patrick Dillon(4)	213,231	*	—	—	*
James Mullen(5)	345,054	*	—	—	*
All Executive Officers and Directors as a Group (7 persons)(6)	22,585,689	20.6%	24,000,000	100%	59.5%
5% Stockholders:
Sun Dream Inc.(7)	24,676,708	12.2%	—	—	5.6%
TRATON SE(8)	15,782,220	7.8%	—	—	3.6%

*	Less than 1 percent.
(1)

Consists of (i) 75,000 shares of Class A Common Stock held by Mr. Hou, (ii) 13,367,314 shares of Class A Common Stock held by White Marble LLC, a limited liability company organized in Delaware and beneficially owned by Mr. Hou, (iii) 12,000,000 shares of Class B Common Stock held by White Marble International Limited, a company incorporated in Samoa and beneficially owned by Mr. Hou and (iv) 150,000 shares of Class A Common Stock underlying stock options that are exercisable within 60 days of December 14, 2022. The registered address of White Marble International Limited is Sertus Chambers, P.O. Box 603, Apia, Samoa. The Class A Common Stock beneficially owned does not include the shares issuable upon conversion of the Class B Common Stock.

(2)

Consists of (i) 12,000,000 shares of Class B Common Stock held by Gray Jade Holding Limited, a company incorporated in British Virgin Islands and wholly owned by Mo Chen LLC, a limited liability company organized in Delaware and beneficially owned by Mr. Chen, which is wholly owned by The Chen Family Trust with Mo Chen as the trustee, (ii) 75,000 shares of Class A Common Stock held by THC International Limited, a company incorporated in British Virgin Islands and beneficially owned by Mr. Chen, (iii) 6,292,314 shares of Class A Common Stock held by Brown Jade Holding Limited, a company incorporated in British Virgin Islands and beneficially owned by Mr. Chen, (iv) 13,367,314 shares of Class A Common Stock held by White Marble LLC and (v) 12,000,000 shares of Class B Common Stock held by White Marble International Limited. The registered address of Gray Jade Holdings Limited is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands. The registered address of THC International Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The registered address of Brown Jade Holding Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. As described below in the section captioned “Change in Control,” by virtue of the Proxy and the Voting Agreement, Mr. Chen has shared voting power over 13,367,314 shares of Class A Common Stock held by White Marble LLC and 12,000,000 shares of Class B Common Stock held by White Marble International Limited. The Class A Common Stock beneficially owned does not include the shares issuable upon conversion of the shares of the Class B Common Stock.

(3)

Consists of (i) 1,719,578 shares of Class A Common Stock held by Mr. Lu and (ii) 900,000 shares of Class A Common Stock held by Hickory Wood Grove LLC, a limited liability company incorporated in Delaware and beneficially owned by the Lu Family Descendants Trust. The registered address of Hickory Wood Grove LLC is 20 Montchanin Road, Greenville, DE 19807.

(4)	Consists of 213,231 shares of Class A Common Stock held by Mr. Dillon. Mr. Dillon left the Company in June 2022.
(5)	Consists of 345,054 shares of Class A Common Stock held by Mr. Mullen. Mr. Mullen left the Company in September 2022.
(6)

Consists of (i) 22,435,689 shares of Class A Common Stock, (ii) 24,000,000 shares of Class B Common Stock and (iii) 150,000 shares of Class A Common Stock underlying stock options exercisable within 60 days of December 14, 2022.

(7)

Based solely on the Schedule 13G filed by the stockholder with the SEC on February 14, 2022, consists of 24,676,708 shares of Class A Common Stock held by Sun Dream Inc. Sun Dream Inc is ultimately controlled by Mr. Charles Chao. The registered address of Sun Dream Inc is P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205 Cayman Islands.

(8)

Based solely on the Schedule 13G filed by the stockholder with the SEC on February 14, 2022, consists of 15,782,220 shares of Class A Common Stock. Immediately following the consummation of the transactions contemplated by that certain Agreement and Plan of Merger dated November 7, 2020, by and among Navistar International Corporation, TRATON SE, and Dusk Inc., a Delaware corporation and wholly owned subsidiary of TRATON SE, on July 1, 2021, each of (i) TRATON SE, (ii) Volkswagen Aktiengesellschaft, (iii) TRATON International S.A., (iv) Navistar International Corporation, (v) Navistar, Inc., (vi) International of Mexico Holding Corporation (IMHC) and (vii) International Truck and Engine Corporation Cayman Islands Holding Company may have been deemed to share beneficial ownership in some or all of such securities.

CHANGE IN CONTROL

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 16, 2022, the Company was notified on November 10, 2022 that, on November 9, 2022, the Company’s stockholders White Marble LLC and White Marble International Limited (collectively, the “Principal Parties”) (i) granted Mr. Mo Chen, who is currently the Executive Chairman of the Board, an irrevocable proxy (the “Proxy”) pursuant to which Mr. Chen has the right to exercise, in his sole discretion, each shareholder’s rights to vote, consent or waive any rights attaching to all equity securities of the Company beneficially owned by the Principal Parties, including with respect to election of directors, and (ii) entered into a voting agreement (the “Voting Agreement”) with Mr. Chen, pursuant to which the Principal Parties will vote, or cause to be voted, all equity securities of the Company beneficially owned by the Principal Parties as directed by Mr. Chen at any regular or special meeting of the Company’s stockholders or in connection with any written consent of the Company’s stockholders. The Proxy will remain in effect until the earlier to occur of (i) the two year anniversary of the date of the Proxy and (ii) mutual agreement among Mr. Chen and the Principal Parties in writing to terminate the Proxy. The Voting Agreement will be terminated upon mutual agreement among Mr. Chen and the Principal Parties. Based on a joint Schedule 13D filed on November 15, 2022 by Mr. Chen, THC International Limited, Mo Star LLC, Brown Jade Holding Limited and Gray Jade Holding Limited, no monetary consideration was given or received by any party in exchange for executing the Proxy or the Voting Agreement.

Based on the information provided to the Company as of November 10, 2022, after giving effect to the Proxy, Mr. Chen beneficially owned 19,734,628 shares of the Company’s Class A Common Stock and 24,000,000 shares of the Company’s Class B Common Stock, which together represent the beneficial ownership of approximately 19.5% of the Company’s outstanding Class A Common Stock and approximately 59.0% of the voting power of the outstanding shares of capital stock of the Company. As a result, under the SEC’s rules with respect to the beneficial ownership of securities, Mr. Chen acquired control of the Company as of November 9, 2022.

EXECUTIVE AND DIRECTOR COMPENSATION

Information about the Company’s executive and director compensation is incorporated by reference to the information presented in the sections captioned “Executive Compensation” and “Director Compensation,” respectively, in the Company’s definitive proxy statement for the 2022 Annual Meeting of Stockholders, which was filed with the SEC on Schedule 14A on April 29, 2022.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serves, or served in prior years, as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or our compensation committee.

AMENDMENT TO THE 2021 EQUITY INCENTIVE PLAN

The Board and the Majority Holder approved the 2021 Plan Amendment. The Board approved the 2021 Plan Amendment on December 15, 2022, subject to approval by the stockholders of the Company. The Majority Holder approved the 2021 Plan Amendment by written consent in lieu of a meeting on December 16, 2022. The 2021 Plan Amendment will become effective 20 days following the date this Information Statement is first mailed to the stockholders of the Company.

Description of 2021 Plan Amendment

The 2021 Plan was originally adopted by the Board on March 4, 2021, subject to shareholder approval, and became effective immediately upon the Company’s initial public offering on April 14, 2021. The 2021 Plan was adopted by the Company to attract, motivate and retain highly qualified personnel and to promote stock ownership, which aligns Company service providers’ interests with those of our stockholders.

In order for the Company to continue to offer meaningful equity-based incentives to its employees, officers, directors and consultants, the Board determined it was in the best interests of the Company’s stockholders to increase the number of Common Shares available under the 2021 Plan.

The 2021 Plan Amendment approved by the Board and the Majority Holder will increase the number of shares of Class A Common Stock (also referred to in the 2021 Plan and herein as “Common Shares”) reserved for issuance under the 2021 Plan by an additional 13,000,000 shares. Additionally, the 2021 Plan Amendment increases the automatic share increase provision in the event that the aggregate number of Common Shares that are available for issuance under the plan as of the last day of a fiscal year (commencing with the last day of the 2023 fiscal year) is less than five percent (5%) of the Company Capitalization as of such date (the “Automatic Trigger”), then on the first day of each fiscal year of the Company commencing with the fiscal year beginning on January 1, 2024 and continuing for each fiscal year thereafter for the duration of the plan (ending on and including the fiscal year commencing on January 1, 2031), the aggregate number of Common Shares that may be issued under the plan will automatically increase in an amount equal to the lesser of (i) five percent (5%) of the Company Capitalization on the last day of the immediately preceding fiscal year or (ii) such number of Common Shares as may be determined by the Board prior to the date of the automatic increase. The 2021 Plan Amendment further provides that in the event that the aggregate number of Common Shares that are available for issuance under the plan as of the last day of any such fiscal year is equal to or greater than five percent (5%) of the Company Capitalization as of such date and, as a result, the aggregate number of Common Shares available for issuance under the plan does not increase as of the first day of the following fiscal year in accordance with the Automatic Trigger, the Board retains the authority in its sole discretion to, prior to the date that such automatic increase would have occurred had the Automatic Trigger been attained, increase the aggregate number of Common Shares that may be issued under the plan in any such fiscal year (commencing with the fiscal year beginning on January 1, 2024 and continuing for each fiscal year thereafter for the duration of the plan (ending on and including the fiscal year commencing on January 1, 2031)) by up to five percent (5%) of the Company Capitalization on the last day of the immediately preceding fiscal year as if the Automatic Trigger had been attained in accordance with its terms. The 2021 Plan Amendment is attached hereto as Appendix A.

In determining (i) the scope of the share increase of 13,000,000 shares, bringing the total number of shares authorized for issuance under the 2021 Plan Amendment to 33,134,146 shares and (ii) as described in more detail above, the annual increase in share reserve from 2.5% to 5%, management and the Board, in consultation with Fredric W. Cook & Co. Inc., the Board’s independent compensation consultant, evaluated market practice based on recently public technology companies.

The number of Common Shares reserved for issuance under to the 2021 Plan will be increased by 13,000,000 shares pursuant the 2021 Plan Amendment. Without an increase in the number of shares reserved for issuance under the plan, the Company would not have been able to provide competitive equity-based incentive opportunities in order to continue to retain, attract and motivate highly qualified individuals. The Board believes that the 2021 Plan Amendment will help ensure that the Company has a reasonable number of additional shares available for future equity-based incentive awards to attract and retain Company’s key personnel and officers, as well as reward such individuals for the attainment of long-term achievements, and compensate non-employee directors for service on the Board utilizing equity compensation consistent with market practice.

2021 Plan Share Reserve Information

Number of Shares
A. Total Shares Available as of December 14, 2022	3,589,922
B. Additional Shares Available After Amendment	13,000,000
Shares Remaining Available After Amendment (A+B)	16,589,922

Based solely on the closing price of the Company’s Class A Common Stock, as reported on the NASDAQ stock exchange on December 14, 2022, which was $1.77 per share, the maximum aggregate market value of the 13,000,000 new shares that may be issued under the 2021 Plan Amendment is $23,010,000.

Summary of the Material Features of the 2021 Plan as Amended

The material terms of the 2021 Plan, as amended pursuant to the 2021 Plan Amendment, are described below. The following summary is qualified in its entirety by reference to the complete text of the 2021 Plan, which is incorporated by reference to the complete text of the 2021 Plan, filed as Exhibit 10.14 on Form S-1 filed on April 7, 2021; and the 2021 Plan Amendment, which is attached hereto as Appendix A.

Purpose. The purpose of the 2021 Plan is to promote the long-term success of the Company and the creation of stockholder value by encouraging service providers of the Company to focus on critical long-range corporate objectives, to attract and retain service providers of the Company and to promote Company success by linking the personal interests of the Company’s service providers to those of our stockholders through increased stock ownership.

Eligibility. Employees, non-employee directors, consultants, and advisors of the Company are eligible to participate in the 2021 Plan. Only employees of the Company are eligible to receive incentive stock options. As of December 14, 2022, approximately 1,482 employees, 3 non-employee directors, and 71 consultants were eligible to participate in the 2021 Plan.

Limitations on Individual Awards. The maximum grant date fair value of awards granted to an outside director during any one fiscal year may not exceed $1,000,000. However, this limit will be $2,000,000 in the fiscal year in which the outside director is initially appointed or elected by the Board.

Share Reserve. The number of Common Shares available for issuance under the 2021 Plan is 33,134,146 plus up to 20,180,166 Common Shares subject to awards granted under the Company’s 2017 Equity Incentive Plan that were outstanding on the effective date of the Company’s initial public offering and that are or were subsequently are forfeited, expire or lapse unexercised or unsettled and Common Shares issued pursuant to awards granted under the that plan that are outstanding on date of the initial public offering and that are or were subsequently forfeited to or reacquired by the Company.

Additionally, the 2021 Plan includes an automatic share increase provision in the event that the aggregate number of Common Shares that are available for issuance under the plan as of the last day of a fiscal year (commencing with the last day of the 2023 fiscal year) is less than five percent (5%) of the Company Capitalization as of such date (the “Automatic Trigger”), then on the first day of each fiscal year of the Company commencing with the fiscal year beginning on January 1, 2024 and continuing for each fiscal year thereafter for the duration of the plan (ending on and including the fiscal year commencing on January 1, 2031), the aggregate number of Common Shares that may be issued under the plan will automatically increase in an amount equal to the lesser of (i) five percent (5%) of the Company Capitalization on the last day of the immediately preceding fiscal year or (ii) such number of Common Shares as may be determined by the Board prior to the date of the automatic increase. The 2021 Plan further provides that in the event that the aggregate number of Common Shares that are available for issuance under the plan as of the last day of any such fiscal year is equal to or greater than five percent (5%) of the Company Capitalization as of such date and, as a result, the aggregate number of Common Shares available for issuance under the plan does not increase as of the first day of the following fiscal year in accordance with the Automatic Trigger, the Board retains the authority in its sole discretion to, prior to the date that such automatic increase would have occurred had the Automatic Trigger been attained, increase the aggregate number of Common Shares that may be issued under the plan in any such fiscal year (commencing with the fiscal year beginning on January 1, 2024 and continuing for each fiscal year thereafter for the duration of the plan (ending on and including the fiscal year commencing on January 1, 2031)) by up to five percent (5%) of the Company Capitalization on the last day of the immediately preceding fiscal year as if the Automatic Trigger had been attained in accordance with its terms. “Company Capitalization” means all shares of the Company’s outstanding capital stock on a fully diluted, as converted basis, including any treasury shares, shares underlying unexercised options, RSUs, warrants and other equity awards and convertible securities, or any shares reserved under any equity incentive or similar plans of the Company.

In general, to the extent that any awards under the 2021 Plan are forfeited, canceled, or expire without the issuance of shares, or if shares are reacquired pursuant to a forfeiture provision or repurchase right, those shares will again become available for issuance under the 2021 Plan. Shares applied to pay the exercise price of an award or to satisfy tax withholding obligations related to any award will again become available for issuance under the 2021 Plan. In no event will more than 20,000,000 shares be available for issuance pursuant to ISOs.

To the extent permitted under applicable exchange listing standards, any dividend equivalents paid or credited under the 2021 Plan with respect to RSUs will not be applied against the number of Common Shares that may be issued under the 2021 Plan, whether or not such dividend equivalents are converted into RSUs. In addition, Common Shares subject to substitute awards granted by the Company will not reduce the number of Common Shares that may be issued under the 2021 Plan, nor will shares subject to substitute awards again be available for awards under the 2021 Plan in the event of any forfeiture, expiration or cash settlement of such substitute awards.

Administration. The 2021 Plan may be administered by the Board or one or more committees of the Board (each, a “Committee”) to which the Board (or an authorized Board committee) has delegated authority. If administration is delegated to a Committee, the Committee will have the powers theretofore possessed by the Board, including, to the extent permitted by applicable law, the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (the Board or any Committee administering the 2021 Plan, the “Administrator”). The Board may abolish the Committee’s delegation at any time and the Board will at all times also retain the authority it has delegated to the Committee. The Administrator will comply with rules and regulations applicable to it, including under the rules of any exchange on which the Common Shares are traded, and will have the authority and be responsible for such functions as have been assigned to it. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

Subject to the terms of the 2021 Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee by the Board, the Administrator has the authority to (i) select the service providers who are eligible to receive awards, (ii) determine the type, number, vesting requirements and other features and conditions of such awards, (iii) interpret the 2021 Plan and awards granted under the plan, (iv) make, amend and rescind rules relating to the 2021 Plan and awards granted under the plan (including rules relating to sub-plans established for purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws), (v) impose such restrictions, conditions or limitations as it deems appropriate as to the timing and any resales by a participant of any shares issued pursuant to an award, and (vi) make all other decisions relating to the operation of the 2021 Plan and awards granted under the 2021 Plan.

Awards. The 2021 Plan authorizes the Board to grant awards in the form of stock options (“Options”) (including incentive and nonstatutory stock options), stock appreciation rights (“SARs”), restricted shares, RSUs, performance-based awards and other equity-based awards.

•

Options. Options granted under the 2021 Plan may be incentive stock options intended to qualify under the provisions of Internal Revenue Code (the “Code”) Section 422 (“ISOs”) or nonqualified stock options (“NSOs”). The participant’s individual option award agreement will indicate whether such award is an ISO or NSO. The stock option agreement will also specify the number of Common Shares subject to the Option, the vesting terms, and the exercise price of such Option, which will not be less than 100% of the fair market value of a Common Share on the date of grant. The vesting terms of an Option may include service-based conditions, performance-based conditions, such other conditions as the Administrator determines, or a combination of such conditions. The stock option agreement will set forth the term of the Option (and may not exceed 10 years from the date of grant). Upon an optionee’s death, any vested and exercisable Options held by such optionee may be exercised by his or her beneficiary. The Administrator may, at any time (i) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (ii) authorize an optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator determines. The exercise price of Common Shares issued upon exercise of Options will be payable in cash or cash equivalents at the time the Common Shares are purchased. The Administrator may, in its sole discretion, and to the extent permitted by applicable law, accept payment of all or a portion of the exercise price through any of the following forms or methods (i) subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the optionee with a value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised; (ii) by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the 2021 Plan and to deliver all or part of the sales proceeds to the Company; (iii) subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure; or (iv) through any other form or method consistent with applicable laws, regulations and rules.

•

Stock Appreciation Rights. The participant’s individual award agreement will indicate the number of Common Shares subject to the SAR, the vesting terms, and the exercise price of such SAR, which will not be less than 100% of the fair market value of a Common Share on the date of grant. The vesting terms of a SAR may include service-based conditions, performance-based conditions, such other conditions as the Administrator determines, or a combination of such conditions. The award agreement will set forth the term of the SAR (and may not exceed 10 years from the date of grant). Upon a participant’s death, any vested and exercisable SAR held by such participant may be exercised by his or her beneficiary. Upon exercise of a SAR, the participant (or any person having the right to exercise the SAR after his or her death) will receive from the Company (i) Common Shares, (ii) cash or (ii) a combination of Common Shares and cash, as the Administrator determines. The amount of cash and/or the fair market value of Common Shares received upon exercise of SARs will, in the aggregate, not exceed the amount by which the fair market value (on the date of surrender) of the Common Shares subject to the SARs exceeds the exercise price. If on the date when a SAR expires, the exercise price is less than the fair market value on such date, but any portion of such SAR has not been exercised or surrendered, then such SAR will automatically be deemed to be exercised as of such date with respect to such portion. The applicable award agreement may also provide for an automatic exercise of the SAR on an earlier date.

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Restricted Shares. Restricted shares may be awarded for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, promissory notes, past services and future services and such other methods of payment as are permitted by applicable law. Restricted shares may be awarded fully vested, or subject to vesting and/or other conditions as the Administrator may determine, as indicated in the participant’s award agreement. Vesting conditions may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. The holders of restricted shares will have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator provides otherwise. The applicable award agreement may require that any cash dividends paid on restricted shares (i) be accumulated and paid when such restricted shares vest, or (ii) be invested in additional restricted shares. Such restricted shares will be subject to the same conditions and restrictions as the shares subject to the award. Additionally, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares will be subject to the same restrictions on transferability and forfeitability as the restricted shares with respect to which they were paid.

•

Restricted Stock Units. The Administrator may grant RSUs under the 2021 Plan and no cash consideration will be required of the award recipients. Each award of RSUs may or may not be subject to vesting, as determined by the Administrator. The applicable award agreement will indicate whether the RSU award is subject to vesting and may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. The holders of RSUs will have no voting rights. Prior to settlement or forfeiture, RSUs awarded under the 2021 Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right will entitle the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the RSU is outstanding. Dividend equivalents may be converted into additional RSUs. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents will be subject to the same conditions and restrictions as the RSUs to which they attach. Settlement of vested RSUs may be made in the form of (i) cash, (ii) Common Shares or (iii) any combination of both, as determined by the Administrator. The actual number of RSUs eligible for settlement may be larger or smaller than the number included in the original award, based on predetermined performance factors. Methods of converting RSUs into cash may include (without limitation) a method based on the average value of Common Shares over a series of trading days. Vested RSUs will be settled in such manner and at such time(s) as specified in the RSU award agreement. Until an award of RSUs is settled, the number of such RSUs will be subject to adjustment as described below. Any RSUs that become payable after the participant’s death will be distributed to the recipient’s beneficiary or beneficiaries. A holder of RSUs will have no rights other than those of a general creditor of the Company.

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Other Awards. The Company may grant other forms of awards not specifically described in the 2021 Plan and may grant awards under other plans or programs, where such awards are settled in the form of Common Shares issued under the plan. Such Common Shares will be treated for all purposes under the 2021 Plan like Common Shares issued in settlement of RSUs and will, when issued, reduce the number of Common Shares available under the 2021 Plan.

Modification or Assumption of Awards. The Administrator may modify, reprice, extend or assume outstanding Options or SARs or may accept the cancellation of outstanding Options in return for the grant of new Options, provided that no modification of an option may impair the rights of an optionee without their consent. Additionally, the Administrator may modify or assume outstanding restricted shares or RSUs or may accept the cancellation of such outstanding restricted shares or RSUs in return for the grant of new restricted shares or RSUs for the same or a different number of shares or in return for the grant of a different type of award, provided that no modification may impair the rights of the participant without their consent.

Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company, proportionate adjustments will be made to the following: (i) the number and kind of shares available for issuance under the 2021 Plan; (ii) the number and kind of shares covered by each outstanding Option, SAR and RSU; and/or (iii) the exercise price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to restricted shares. In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator may make such adjustments as it, in its sole discretion, deems appropriate to the foregoing. Any adjustment in the number of shares subject to an award under this provision of the 2021 Plan will be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in the 2021 Plan, a participant will have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

Corporate Transactions. In the event that the Company is a party to a merger, consolidation, or a change in control (other than one described in Article 14.6(d) of the 2021 Plan, regarding a change in a majority of the Board), all Common Shares acquired under the 2021 Plan and all awards outstanding on the effective date of the transaction will be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all awards (or portions thereof) in an identical manner. Unless an award agreement provides otherwise, the treatment specified in the transaction agreement or by the Administrator may include (without limitation) one or more of the following with respect to each outstanding award:

•	the continuation of such outstanding award by the Company (if the Company is the surviving entity);

•	the assumption of such outstanding award by the surviving entity or its parent, provided that the assumption of an Option or a SAR will comply with applicable tax requirements;

•

the substitution by the surviving entity or its parent of an equivalent award for such outstanding award (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option or a SAR will comply with applicable tax requirements;

•

in the case of an Option or SAR, the cancellation of such award without payment of any consideration. An Optionee will be able to exercise his or her outstanding Option or SAR, to the extent such Option or SAR is then vested or becomes vested as of the effective time of the transaction, during a period of not less than five full business days preceding the closing date of the transaction, unless (i) a shorter period is required to permit a timely closing of the transaction and (ii) such shorter period still offers the Optionee a reasonable opportunity to exercise such Option or SAR. Any exercise of such Option or SAR during such period may be contingent on the closing of the transaction;

•

the cancellation of such award and a payment to the Participant with respect to each share subject to the portion of the award that is vested or becomes vested as of the effective time of the transaction equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (if applicable) (B) the per-share exercise price of such award (such excess, if any, the “Spread”). Such payment will be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares. If the Spread applicable to an award (whether or not vested) is zero or a negative number, then the award may be cancelled without making a payment to the participant. In the event that an award is subject to Section 409A of the Code, the payment described above will be made on the settlement date specified in the applicable award agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4); or

•

the assignment of any reacquisition or repurchase rights held by the Company in respect of an award of restricted shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.

Unless an award agreement provides otherwise, each outstanding award held by a participant who remains a service provider as of the effective time of a merger, consolidation or change in control (other than one described in Article 14.6(d) of the 2021 Plan, regarding a change in the majority of the Board) will become fully vested and, if applicable, exercisable immediately prior to the effective time of the transaction and, in the case of an award subject to performance-based vesting conditions, such performance-based vesting conditions will be deemed achieved at 100% of target levels. However the prior sentence will not apply, and an outstanding award will not become vested and, if applicable, exercisable, if and to the extent the award is continued, assumed or substituted as described above. In addition, the prior two sentences shall not apply to an award held by a participant who does not remain a service provider as of the effective time of a merger, consolidation or change in control, unless an award agreement provides otherwise or unless the Company and the acquirer agree otherwise.

For purposes of the 2021 Plan a “change in control” means (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets, (iii) the consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or (iv) individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of the 2021 Plan, be considered as a member of the Incumbent Board. A transaction shall not constitute a change in control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

Discretionary Acceleration. The vesting of an outstanding award may be accelerated by the Administrator upon the occurrence of a change in control, whether or not the award is to be assumed or replaced in the transaction, or in connection with a termination of service following a change in control transaction. Additionally, the applicable award agreement may provide for accelerated vesting and/or exercisability upon certain specified events.

Recoupment. All awards granted under the 2021 Plan, all amounts paid under the 2021 Plan and all Common Shares issued under the 2021 Plan will be subject to recoupment, clawback or recovery by the Company in accordance with applicable law and with Company policy (whenever adopted) regarding same, whether or not such policy is intended to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other applicable law, as well as any implementing regulations and/or listing standards thereunder.

Amendments or Termination. The Board may amend or terminate the 2021 Plan at any time without stockholder approval, unless stockholder approval is required by applicable law, regulations or rules. The 2021 Plan will terminate automatically no later than the tenth anniversary of the 2021 Plan’s effective date.

Governing Law. The 2021 Plan is governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions)

Federal Income Tax Consequences

Set forth below is a discussion of certain United States Federal income tax consequences with respect to certain awards that may be granted pursuant to the 2021 Plan. The following discussion is a brief summary only, and reference is made to the Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the 2021 Plan.

Nonqualified Stock Options. Participant will generally not be subject to Federal income taxation upon the grant of an NSO. Rather, at the time of exercise of an NSO, the participant will recognize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income.

Incentive Stock Options. Participant is generally not subject to Federal income taxation upon the grant of an ISO or upon its timely exercise. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or of any parent or subsidiary of the Company at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled employee). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies (i) while in the employ of the Company or of any parent or subsidiary of the Company or (ii) within three months after termination of employment (or one year in the case of a disabled employee). The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs. (See “Federal Income Tax Consequences — Nonqualified Stock Options.”)

If shares of common stock acquired pursuant to a timely exercised ISO are later disposed of, the participant will, except as noted below with respect to a “disqualifying disposition,” recognize a capital gain or loss equal to the difference between the amount realized upon such sale and the option price. Under these circumstances, the Company will not be entitled to any deduction for Federal income tax purposes in connection with either the exercise of the ISO or the sale of the common stock by the participant.

If, however, a participant disposes of shares of common stock acquired pursuant to the exercise of an ISO prior to the expiration of two years from the date of grant of the ISO or within one year from the date the common stock is transferred to him upon exercise (a “disqualifying disposition”), generally (i) the participant will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the common stock at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the option exercise price, and (ii) any additional gain recognized by the participant will be subject to tax as capital gain. In such case, the Company may claim a deduction for Federal income tax purposes at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income. The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the option price will be an item of adjustment for purposes of the “alternative minimum tax” rules under the Code.

Stock Appreciation Rights. No taxable income is recognized upon receipt of a SAR. The participant will recognize ordinary income in the year in which the SAR is exercised, in an amount equal to the excess of the fair market value of the underlying shares on the exercise date over the exercise price, and the participant will be required to satisfy the tax withholding requirements applicable to such income. The Company will generally be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income.

Restricted Shares. In general, a participant will not recognize any income upon the grant of restricted shares, unless the participant elects under Section 83(b) of the Code, within thirty days after such grant, to recognize ordinary income in an amount equal to the fair market value of the restricted share at the time of grant, less any amount paid for the shares. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the participant will generally recognize ordinary income on the date that the restrictions to which the restricted share lapse, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the participant recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount. Generally, upon a sale or other disposition of restricted shares with respect to which the participant has recognized ordinary income (i.e., where a Section 83(b) election was previously made or the restrictions were previously removed), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the participant’s basis in such shares.

Restricted Stock Units. In general, a participant will not recognize any income upon the grant of RSUs. Rather, upon the settlement of the RSU, the participant will recognize ordinary income equal to the fair market value of common stock received, as applicable. The Company will generally be entitled to a tax deduction at such time equal to the amount of income recognized by the participant.

New Plan Benefits

No awards made under the 2021 Plan prior to the date of this Information Statement were granted subject to stockholder approval of the 2021 Plan Amendment. Future awards under the 2021 Plan, as amended pursuant to the 2021 Plan Amendment are subject to the discretion of the Board and therefore are not determinable at this time.

Stock Awards Granted Under the 2021 Plan

The aggregate number of shares subject to Options and RSUs under the 2021 Plan since its inception through December 14, 2022 is set forth in the table below. As of December 14, 2022, the closing price of the underlying shares of our common stock traded on the NASDAQ stock exchange was $1.77 per share.

Name and principal position (1)	Number of Options Granted	Average Per Share Exercise Price ($)	Number of Shares Subject to Other Stock or Unit Awards (2)	Dollar Value of Shares Subject to Stock or Unit Awards ($) (3)
Xiaodi Hou Current Member of the Board; Former Chief Executive Officer, Chief Technology Officer, and Chairman of the Board	400,000	47.79	200,000	354,000
Cheng Lu Chief Executive Officer	—	—	6,850,000	12,124,500
Patrick Dillon Former Chief Financial Officer	20,000	47.79	301,490	533,637
James Mullen Former Chief Administrative and Legal Officer	—	—	416,490	737,187
All current executive officers as a group (2 persons)	—	—	7,004,713	12,398,342
All current directors who are not executive officers as a group (5 persons)	400,000	47.79	200,000	354,000
Each nominee for election as a director	—	—	—	—
Each associate of any such directors, executive officer or nominees	—	—	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—	—	—
All employees, including all current officers who are not executive officers, as a group (1,474 persons)	1,102,000	46.93	16,200,402	28,674,712

(1)	Represents the named executive officers as of December 31, 2021, as disclosed in our annual proxy statement filed on April 29, 2022.
(2)	Other stock awards were in the form of RSUs and performance-based RSUs.
(3)	Amounts calculated based on $1.77, the closing price of the Company’s common stock on December 14, 2022.

Equity Compensation Plan Information Table

The following table provides information as of December 31, 2021, with respect to the compensation plans under which our common stock may be issued. The table does not reflect the additional shares approved by the Board and majority stockholder of the Company under the 2021 Plan Amendment.

Plan Category	Number of Securities to be issued upon exercise or vesting of outstanding options, warrants and stock rights (a)	Weighted- Average exercise price of outstanding options, warrants and stock rights (b) (2)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (3)
Equity compensation plans approved by stockholders (1)	13,965,738	$12.91	15,429,401
Equity compensation plans not approved by stockholders	—	$—	—
Total	13,965,738	$12.91	15,429,401

(1)

Included in this amount are no shares available for future issuance under our 2017 Share Plan, 13,415,987 shares available for future issuance under our 2021 Plan, and 2,013,414 shares available for future issuance under our 2021 Employee Stock Purchase Plan (the “2021 ESPP”).

(2)

The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding RSUs, because such awards do not have an exercise price.

(3)

All of our equity compensation plans have been approved by stockholders. This information is with respect to the 2017 Share Plan, the 2021 Plan and the 2021 ESPP. The 2021 Plan is the successor to and continuation of the 2017 Share Plan. As of the effective date of our initial public offering, no additional awards were to be granted under the 2017 Share Plan, but all stock awards granted under the 2017 Share Plan remain subject to their existing terms.

The following table provides information as of December 14, 2022, with respect to the compensation plans under which Class A Common Stock may be issued, and includes the additional shares approved by the Board and stockholders of the Company under the 2021 Plan Amendment.

Plan Category	Number of Securities to be issued upon exercise or vesting of outstanding options, warrants and stock rights (a) (1)	Weighted- Average exercise price of outstanding options, warrants and stock rights (b) (2)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (3)
Equity compensation plans approved by stockholders	15,326,687	$13.49	18,353,505
Equity compensation plans not approved by stockholders	—	$—	—
Total	15,326,687	$13.49	18,353,505

(1)

Represents the number of aggregate shares of outstanding stock options and RSUs (including performance-based RSUs) that were granted under the 2021 Plan (including the shares granted under the 2017 predecessor plan).

(2)

The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding RSUs, because such awards do not have an exercise price.

(3)	Represents 16,589,922 shares remaining available for issuance under the 2021 Plan and 1,763,583 shares remaining available under the 2021 ESPP.

HOUSEHOLDING OF MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” materials. This means that only one copy of our information statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the information statement to you if you contact us at: TuSimple Holdings Inc., 9191 Towne Centre Drive Suite 600, San Diego, California 92122, Attention: Corporate Secretary. You may also contact us at (619) 916-3144.

If you want to receive separate copies of information statements in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public to read and copy at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov.

Such information will also be furnished upon written request to TuSimple Holdings Inc., 9191 Towne Centre Drive, Suite 600, San Diego, CA 92122, Attention: Corporate Secretary, and can also be accessed through the Company’s website at www.tusimple.com under the Investor Relations section.

By Order of the Board of Directors,

TuSimple Holdings Inc.

/s/ Cheng Lu
Cheng Lu Director and Chief Executive Officer

Appendix A

AMENDMENT TO THE

TUSIMPLE HOLDINGS INC.

2021 EQUITY INCENTIVE PLAN

FIRST AMENDMENT

TO THE

TUSIMPLE HOLDINGS INC.

2021 EQUITY INCENTIVE PLAN

December 16, 2022

WHEREAS, TuSimple Holdings Inc. (the “Company”) sponsors the TuSimple Holdings Inc. 2021 Equity Incentive Plan (the “Plan”), and the Board of Directors of the Company (the “Board) is the Administrator of the Plan (as defined in the Plan);

WHEREAS, Article 13.2 of the Plan generally provides that the Board may amend the Plan at any time and for any reason, subject to stockholder approval to the extent required by applicable laws, regulations or rules;

WHEREAS, on December 15, 2022, the Board adopted this First Amendment to the Plan (this “Amendment”), subject to approval by the stockholders of the Company; and

WHEREAS, on December 16, 2022, the holder of a majority in voting power of issued and outstanding shares of Company capital stock (the “Majority Holder”) approved the Amendment by written consent in lieu of a meeting, with such approval to be effective as of the date that is 20 days following the mailing of the Definitive Information Statement on Form 14C with respect to the Amendment (the “Effective Time”).

NOW, THEREFORE, effective as of the Effective Time, the Plan is amended as follows:

1.	Basic Limitation. Article 3.1 of the Plan is hereby deleted and replaced in its entirety with the following:

Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a) 33,134,146 Common Shares, plus (b) up to 20,180,166 Common Shares subject to awards originally granted under the Predecessor Plan that were outstanding on the IPO Date and that subsequently are or were forfeited, expire or lapse unexercised or unsettled and Common Shares issued pursuant to awards granted under the Predecessor Plan that were outstanding on the IPO Date and that are or were subsequently forfeited to or reacquired by the Company, and (c) the additional Common Shares described in Articles 3.2 and 3.3. The number of Common Shares that are subject to Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan. The numerical limitations in this Article 3.1 shall be subject to adjustment pursuant to Article 9.

2.	Annual Increase in Shares. Article 3.2 of the Plan is hereby deleted and replaced in its entirety with the following:

The aggregate number of Common Shares available for issuance under the Plan shall automatically increase on January 1, 2023 in an amount equal to two and one half percent (2.5%) of the Company Capitalization on the last day of the immediately preceding fiscal year. On the first day of each fiscal year beginning with the 2024 fiscal year and ending on and including January 1, 2031, the aggregate number of Common Shares available for issuance under the Plan shall automatically increase in an amount equal to the lesser of (i) five percent (5%) of the Company Capitalization on the last day of the immediately preceding fiscal year or (ii) such number of Common Shares as may be determined by the Board prior to the date of the automatic increase. Notwithstanding the foregoing, the Board retains the right in its sole discretion to forego an increase for any fiscal year following an annual review by the Board of the share reserve of the Plan.

3.	This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

4.	Except as amended hereby, all of the terms, covenants, conditions, restrictions and other provisions contained in the Plan shall remain in full force and effect.